Exhibit 10.7

AMENDMENT

TO THE PATTERSON-UTI ENERGY, INC.
AMENDED AND RESTATED 1997 LONG-TERM INCENTIVE PLAN

      THIS AGREEMENT is by Patterson-UTI Energy, Inc. (the “Sponsor”),

WITNESSETH:

      WHEREAS, the Sponsor maintains the Plan known as the “Patterson-UTI Energy, Inc. Amended and Restated 1997 Long-Term Incentive Plan” (the “Plan”); and

      WHEREAS, the Sponsor retained the right in Section 5.3 of the Plan to amend the Plan from time to time; and

      WHEREAS, the Board of Directors of the Sponsor approved resolutions on April 28, 2004 to amend the Plan;

      NOW, THEREFORE, the Sponsor agrees that, effective upon the approval of a majority of the stockholders of the Sponsor entitled to vote thereon, the Plan is hereby amended, as follows:

1. The reference to “$500,000” in the third paragraph of Section 1.5 of the Plan is hereby deleted and replaced by “$2,000,000”.

2. The last sentence of Section 3.1(a) of the Plan is hereby deleted in its entirety and replaced by

“Performance objectives will be based on absolute and relative increases in share prices, operating income, net income, cash flow, cash margins and earnings before interest, income taxes and depreciation, depletion and amortization thresholds on a company wide, subsidiary, division or group basis, rig utilization, safety records, return on common equity or any combination of the foregoing.”

3. The last sentence of Section 4.1(b) of the Plan is hereby deleted in its entirety and replaced by

“Such objectives, however, shall be based on absolute and relative increases in share prices, operating income, net income, cash flow, cash margins and earnings before interest, income taxes and depreciation, depletion and amortization thresholds on a company wide, subsidiary, division or group basis, rig utilization, safety records, return on common equity or any combination of the foregoing.”

      IN WITNESS WHEREOF, the Sponsor has executed this Agreement this 29th day of June 2004.

PATTERSON-UTI ENERGY, INC.

By /s/ JONATHAN D. NELSON

Name: Jonathan D. Nelson

Title: Chief Financial Officer